                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made this 8th day of January, 2002, between David Debbs ("Employee") and Lante Corporation and any existing or future assigns or subsidiaries owned or controlled, directly or indirectly by Lante and for whom Employee works ("Lante").

     In consideration of Employee's employment or continued employment by Lante, Employee's wages or salary and other employee benefits in compensation of Employee's services, and the other mutual covenants and agreements contained herein, and in lieu of any prior agreement, Employee and Lante agree as follows:

                                  I. EMPLOYMENT
                                     ----------

     (a) Lante hereby agrees to employ Employee as Managing Director of Lante. Employee agrees to use his best efforts and abilities to promote the interests of Lante and shall perform such duties and functions as are customarily performed by a Managing Director of a company the size and nature of Lante, including the duties and functions as are assigned to him from time to time. Employee's employment with Lante is "at-will" and therefore either Lante or Employee may terminate the employment relationship at any time, with or without notice, with or without cause, subject to the terms of Section I(g) below.

     (b) As compensation for services rendered hereunder, Employee shall receive an annual base salary ("Base Salary") of $260,000 per year, to be paid bi-weekly in accordance with Lante's customary payroll practices in effect from time to time.

     (c) In addition to Base Salary, Employee is also eligible for participation in Lante's Manager Bonus Plan ("Bonus") with a $130,000 annual target cash bonus (pro-rated for Employee's first calendar year of employment), which Bonus shall be paid quarterly. Lante will guarantee a minimum Bonus of $20,000 during Employee's first quarter of participation.

     (d) In addition, Employee will be eligible for a Special Bonus Team Incentive based on Lante corporate goals and certain revenue targets as described in the Addendum attached hereto as Exhibit A.

     (e) Employee shall be entitled to the standard benefits offered by Lante to employee's similarly situated to Employee, including health insurance, paid time off (vacation, sick and personal time) and participation in Lante's 401(K) Capital Accumulation Plan, subject to the terms and conditions set forth in the plan documents, as amended from time to time, and Lante's "Employee Handbook" and other Lante policies and procedures in effect from time to time. All Lante policies, procedures and benefits are subject to change at any time.

     (f) In addition, Employee will receive a stock option grant of 175,000 shares of stock, at the strike price effective on the date of grant, subject to the terms and conditions of the Lante Stock Option Plan.

     (g) In the event of termination by Lante without cause, Lante will pay to Employee severance pay in the amount of four (4) weeks of Employee's Base Salary. For purposes of this Agreement, "cause" means criminal activity, dishonesty, breach of the Employee's fiduciary duties to Lante, breach of this Agreement or failure to perform to Lante's standards.

                                 II. INVENTIONS
                                     ----------

     (a) As used herein, "Inventions" means discoveries, improvements and ideas (whether or not shown or described in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable, (i) which relate directly to the business of Lante, (ii) which relate to Lante's actual or demonstrably anticipated research or development, (iii) which result from any work performed by Employee for Lante, (iv) for which equipment, supplies, facility or trade secret information of Lante is used, or (v) which is developed on any Lante time. This section does not apply to any invention developed by Employee prior to Employee's employment by Lante, provided that such invention is listed and described in an exhibit attached to and made part of this Agreement.

     (b) With respect to Inventions made, authored or conceived by Employee, either solely or jointly with others, during Employee's employment, whether or not during normal working hours and whether or not at Lante's premises, Employee acknowledges and agrees that all such works are "works made for hire" and, consequently, that the Company owns all copyright and other rights thereto. Employee further agrees that it will (i) will keep accurate, complete and timely records of such Inventions, which records shall be Lante's property and be retained on Lante's premises; (ii) promptly and fully disclose and describe such Inventions in writing to Lante; (iii) assign, and does hereby assign, to Lante all of Employee's rights to such Inventions and to patents, copyrights, and applications therefore with respect to such Inventions; and (iv) acknowledge and deliver promptly to Lante (without charge to Lante but at the expense of Lante) such written instruments and do such other acts as may be necessary in the opinion of Lante to obtain and preserve such property rights and to vest the entire right and title thereto in Lante.

     (c) Employee will cooperate with Lante in the execution of any documents which effect the assignment of Inventions or rights thereto which may be required by a Lante clients or other third party, provided that such requirement is no broader than the requirements of Section II(b) above.

     (d) Pursuant to the provisions of the Illinois Employee Patent Act, 765 ILCS 1060/2, Employee acknowledges receipt of notice that this assignment does not apply to an invention for which no equipment, supplies, facility, or trade secret of the Company was used and which was developed entirely on Employee's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.

                          III. CONFIDENTIAL INFORMATION
                               ------------------------

     (a) During the term of Employee's employment by Lante and any time thereafter, except in the course of performing Employee's employment duties for Lante, Employee will not use, disclose, reveal or report any Confidential Information of Lante, of Lante's past or current clients, or of other parties which have disclosed confidential or proprietary information to Lante. As used herein, "Confidential Information" means information not generally known that is proprietary to Lante, its clients or other parties, including but not limited to information about any clients, prospective clients, sales proposals, employees, processes, operations, products, services, organization, research, development, accounting, marketing, applications, selling, servicing, finance, business systems, computer systems, software systems and techniques. All information disclosed to Employee, or to which Employee obtains access, whether originated by Employee or by others, which Employee has reasonable basis to believe to be Confidential Information, or which is treated by Lante or its clients or other parties as being Confidential Information, shall be presumed to be Confidential Information.

     (b) Employee will cooperate with Lante in the execution of any personal confidentiality agreement that may be required by a Lante client or other third party, provided that such agreement is no broader in its provisions to the requirements of Section III(a) above.

                               IV. NONSOLICITATION
                                   ---------------

     For a period of one (1) year from the date of Employee's execution of Lante's offer letter to Employee dated December 6, 2001, Employee shall not directly or indirectly, by or for yourself or as an agent of another or through others as your agent, (i) solicit or accept any business (except on behalf of Lante) from any customer of Luminant being acquired by Lante in connection with its acquisition of Luminant's assets or any customer of Lante, or (ii) request, induce or advise any such Luminant or Lante customer to withdraw, curtail or cancel its business with Luminant or Lante, or (iii) solicit for employment, employ or engage as a consultant any person who had been an employee of Luminant or Lante at any time within the six (6) months prior to such solicitation or engagement.

     In addition, during the Nonsolicitation Period (defined below) Employee shall not, without Lante's written consent, directly nor indirectly, by or for himself or as the agent of another or through others as Employee's agents (i) solicit or accept any business from any client for whom Lante has performed any services or issued any proposals in the two (2) year period prior to such solicitation or acceptance; (ii) request, induce or advise any such Lante customer to withdraw, curtail or cancel its business with Lante; or (iii) solicit for employment, employ, or engage as a consultant any person who had been an employee of Lante at any time within the six (6) months prior to such solicitation or engagement.

     The "Nonsolicitation Period" immediately follows Employee's termination of employment, and is based upon the position held by the Employee immediately prior to such termination:

     . For Vice Presidents, Managing Directors, Directors, and Principals the period is two (2) years following termination of employment;
     . For Managers, including Architects, the period is one (1) year following termination of employment;
     . For all other positions the period is six (6) months following termination of employment.

                              V. RETURN OF PROPERTY
                                 ------------------

     Upon termination of employment, Employee shall return to Lante all copies of any Confidential Information (whether in paper, electronic or any other form) as well as all hardware, software, books, documentation, files, keys, keycards, company credit cards, records, lists and any other information or property owned by Lante within Employee's possession or control, including all copies thereof.

                              VI. INJUNCTIVE RELIEF
                                  -----------------

     In the event of a breach or threatened breach of Sections II, III, IV or V by Employee, Lante shall be entitled, without posting of a bond, to an injunction restraining such breach, an accounting and repayment of profits, compensation, commission, remuneration or other benefits that Employee, directly or indirectly, may realize as a result of such violation and to reimbursement of any attorneys' fees and costs incurred by Lante as a result of such breach. Nothing herein shall be construed as prohibiting Lante from pursuing any other remedy available to it for such breach.

                                  VII. SURVIVAL
                                       --------

     Sections II through VI of this Agreement shall survive termination of employment.

                            VIII. GENERAL PROVISIONS
                                  ------------------

     This Agreement may be assigned by Lante and shall inure to the benefit of Lante's successors and assigns. If any term, provision, covenant or agreement hereof is held by a court to be invalid, void or unenforceable, the remainder of the terms hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Additionally, if any provision or covenant contained in Section IV herein is held by a court to be overly broad and therefore unenforceable, Lante and Employee hereby authorize such court to narrow such provision or covenant so that it is enforceable to the broadest extent permitted by law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Agreement contains the entire contract between the parties. All prior agreements between the parties regarding such matters or Employee's employment are superseded hereby and terminated.

     In Witness Whereof, the undersigned have executed this Agreement as of January 8, 2002.

EMPLOYEE                                             LANTE CORPORATION


--------------------------                           ---------------------------

--------------------------                           ---------------------------
David Debbs                                          Printed Name

                                                     ---------------------------
                                                     Title